SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                July 21, 2000


                       ACCEPTANCE INSURANCE COMPANIES INC.
             (Exact name of registrant as specified in its charter)


       Delaware                  1-7461                   31-0742926
(State of Incorporation) (Commission File Number)(IRS Employer Identification
                                                            Number)


      222 S. 15th Street, Suite 600 North
              Omaha, Nebraska                                  68102
   (Address of principal executive offices)                  (Zip Code)


                                 (402) 344-8800
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)



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  Item 5.  Other Events.

          (a) The registrant issued the following press release on July 21, 2000:


For Immediate Release

            ACCEPTANCE SETS CONFERENCE CALL ON SECOND QUARTER RESULTS

(Omaha, Nebraska, July 21, 2000).  Acceptance Insurance Companies Inc.
(NYSE: AIF) announced today that it will hold a conference call for all interested parties to discuss its second quarter results at 9:30 a.m.
(Central) Tuesday, August 8, 2000. The Company will release its results before the market opens on Tuesday, August 8, 2000.

Interested parties may access the Company's conference call at 212 231 6019 five minutes before the call to insure timely participation.

PostView is available from 11:30 a.m. (Central) August 8 to 11:30 a.m. (Central) August 9. To access PostView, dial 800 633 8284 or 858 812 6440 and enter reservation number 15889510.

Acceptance Insurance Companies Inc. is an insurance holding company providing specialized crop, property and casualty insurance products throughout the United States. American Agrisurance, the Company's wholly owned crop insurance marketing subsidiary, is a widely recognized leader in the crop insurance industry.

Contacts:

John E. Martin                               J. Michael Gottschalk
President and Chief Executive Officer        General Counsel and Secretary
Acceptance Insurance Companies Inc.          Acceptance Insurance Companies Inc.
800 228 7217                                 800 228 7217

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ACCEPTANCE INSURANCE COMPANIES INC.


                                    By   /s/ J. Michael Gottschalk
                                    J. Michael Gottschalk, Chief Legal Officer,
                                    General Counsel and Secretary


                                    July 21, 2000